Elicio Therapeutics Reports Multiple Complete Responses After ELI-002 7P Treatment and Subsequent Therapy with Checkpoint Inhibition in Metastatic mKRAS Pancreatic Cancer • 100% confirmed complete radiographic and complete metabolic responses in three patients who progressed on ELI-002 7P treatment during the Phase 2 AMPLIFY-7P study and received nivolumab-based subsequent therapy • Complete responses (“CRs”) are rarely (0-8%) observed in metastatic pancreatic cancer in published studies evaluating chemotherapy-, checkpoint inhibitor-, and RAS inhibitor- based regimens • ELI-002 7P-induced mutant KRAS(“mKRAS”)-specific T cells may synergize with checkpoint inhibition to allow deep antitumor responses in a tumor type previously considered refractory to immunotherapy • Elicio believes these post-study observations build on mechanistic validation from prior AMPLIFY studies and support evaluation of ELI-002 7P in combination with checkpoint inhibition in metastatic pancreatic cancer • Elicio intends to initiate a Phase 1 study in metastatic pancreatic ductal adenocarcinoma (“PDAC”) designed to provide a rapid assessment of clinical activity through a focused, confirmatory study, subject to funding • Elicio plans to use the study findings to further evaluate checkpoint inhibitor combinations and help inform future development strategies in metastatic PDAC and the adjuvant PDAC Phase 3 trial • Elicio is hosting a virtual key opinion leader event on Wednesday, June 24, 2026, at 1:00 PM ET, to further discuss these observations BOSTON, Mass., June 17, 2026 (GLOBE NEWSWIRE) -- Elicio Therapeutics, Inc. (Nasdaq: ELTX) (“Elicio” or the “Company”), a clinical-stage biotechnology company developing next- generation immunotherapies for KRAS-driven cancers, today reported preliminary clinical observations which the Company believes support the evaluation of ELI-002 7P in combination with checkpoint inhibition. The Company also announced plans to conduct a Phase 1 study in first-line metastatic mKRAS PDAC, subject to funding. If validated by a Phase 1 study, activity in metastatic PDAC may allow a rapid development pathway for ELI-002 7P and inform the design of the future Phase 3 trial in adjuvant PDAC. Three patients who received ELI-002 7P during Elicio’s recently completed Phase 2 AMPLIFY- 7P study experienced disease progression after treatment and subsequently achieved confirmed complete radiographic and complete metabolic responses after receiving nivolumab- based therapy with concurrent normalization of tumor biomarker CA19-9 levels. Two of the three patients maintained complete responses for at least eight months, with one ongoing complete response at >13 months. In addition, all three patients demonstrated persistent mKRAS-specific T cell responses. The Company believes these observations provide preliminary clinical support for the hypothesis that ELI-002 7P-induced immune responses may enhance sensitivity to checkpoint inhibition and support prospective evaluation of ELI-002 7P and anti–PD-1 combination strategies.

These observations represent the first three patients identified following recurrence after treatment with ELI-002 7P during the Phase 2 AMPLIFY-7P study and subsequent gemcitabine/nab-paclitaxel chemotherapy and nivolumab. Elicio intends to continue monitoring additional patients who participated in the AMPLIFY-7P study and are currently following a similar course of treatment. Importantly, all three patients were microsatellite stable (MSS) / mismatch repair proficient (MMR-p), a population that has historically demonstrated limited responsiveness to immune checkpoint inhibitors. Published studies evaluating chemotherapy-, checkpoint inhibitor-, or RAS inhibitor-based regimens in metastatic pancreatic cancer have reported complete response rates of approximately 0% to 8%, with durable complete responses rarely observed. Christopher Haqq, M.D., Ph.D., Executive Vice President, Head of Research and Development and Chief Medical Officer of Elicio, added, “The observations reported today provide a compelling rationale for a Phase 1 study evaluating ELI-002 7P in combination with checkpoint inhibition and standard therapy in metastatic pancreatic cancer. Because radiographic responses can be assessed within months, the metastatic setting offers an efficient opportunity to evaluate the combination strategy. Given the historically low complete response rates reported in this disease, a relatively small number of complete responses could provide important evidence of clinical activity and support a rapid pathway to a potential pivotal study in metastatic PDAC and inform our Phase 3 design in adjuvant PDAC.” “Three complete responses observed following subsequent nivolumab-based therapy are particularly intriguing because complete, durable tumor responses in this setting are historically rare,” said Robert Connelly, President and Chief Executive Officer of Elicio Therapeutics. “These observations suggest that ELI-002-induced immune priming may synergize with other therapies to enable tumor eradication, supporting prospective evaluation of ELI-002 7P in combination with checkpoint inhibition. We look forward to evaluating outcomes in additional patients as longer-term follow-up becomes available.” Subject to funding, Elicio plans to initiate a Phase 1 study evaluating ELI-002 7P in combination with standard gemcitabine/nab-paclitaxel chemotherapy and an anti-PD-1 inhibitor in treatment- naïve metastatic mKRAS pancreatic cancer. The planned study is designed to prospectively evaluate the hypothesis generated by these observations and assess whether ELI-002 7P may enhance anti-tumor immunity and improve responsiveness to checkpoint inhibition. Virtual KOL Event Elicio is hosting a virtual KOL Event on Wednesday, June 24, 2026, at 1:00 PM ET, to further discuss these observations. To register, click here. Company management will be joined by Peter Hosein, M.D., Professor of Clinical Medicine, Sylvester Comprehensive Cancer Center,

University of Miami, and Zev Wainberg, M.D., Professor of Medicine at UCLA and co-director of the UCLA GI Oncology Program. About ELI-002 Elicio’s lead product candidate, ELI-002, is a structurally novel investigational AMP cancer immunotherapy that targets cancers that are driven by mutations in the KRAS-gene—a prevalent driver of many human cancers. ELI-002 is comprised of two powerful components that are built with Elicio’s proprietary AMP technology consisting of AMP-modified mutant KRAS peptide antigens and ELI-004, an AMP-modified CpG oligodeoxynucleotide adjuvant that is available as an off-the-shelf subcutaneous administration. ELI-002 7P (7-peptide formulation) was evaluated in the randomized Phase 2 AMPLIFY-7P trial in patients with mKRAS-driven pancreatic cancer (NCT05726864). The Phase 2 AMPLIFY-7P trial included patients with mKRAS-positive pancreatic cancer who completed standard therapy but remain at high risk of relapse. Based on topline results and post-hoc analyses, Elicio has refined its Phase 3 development strategy to focus on patients with lower residual disease burden and extended treatment duration. Elicio intends to initiate a Phase 1 study in metastatic PDAC designed to provide a rapid assessment of clinical activity through a focused, confirmatory study, subject to funding. Elicio plans to use the study findings to further evaluate checkpoint inhibitor combinations and help inform future development strategies in metastatic PDAC and the adjuvant PDAC Phase 3 trial. At the time of the Phase 2 AMPLIFY-7P analysis, data for overall survival remained immature. The ELI-002 7P formulation is designed to provide immune response coverage against seven of the most common KRAS mutations present in 25% of all solid tumors, thereby increasing the potential patient population for ELI-002. About the AMP Platform Elicio’s proprietary AMP platform delivers investigational immunotherapy directly to the “brain center” of the immune system – the lymph nodes. Elicio believes this site-specific delivery of disease-specific antigens, adjuvants and other immunomodulators may efficiently educate, activate and amplify critical immune cells, potentially resulting in induction and persistence of potent adaptive immunity required to treat many diseases. In pre-clinical models, Elicio observed lymph node-specific engagement driving therapeutic immune responses of increased magnitude, function and durability. Elicio believes its AMP lymph node-targeted approach will produce superior clinical benefits compared to immunotherapies that do not engage the lymph nodes based on preclinical studies. Elicio’s AMP platform, originally developed at the Massachusetts Institute of Technology, has broad potential in the cancer space to advance a number of development initiatives through internal activities, in-licensing arrangements or development collaborations and partnerships.

The AMP platform has been shown to deliver immunotherapy directly to the lymph nodes by latching on to the protein albumin, found in the local injection site, as it travels to lymphatic tissue. About Elicio Therapeutics Elicio Therapeutics, Inc. (Nasdaq: ELTX) is a clinical-stage biotechnology company advancing novel immunotherapies for the treatment of high-prevalence cancers, including mKRAS-positive pancreatic and colorectal cancers. Elicio intends to build on recent clinical findings in the personalized cancer immunotherapy space to develop effective, off-the-shelf immunotherapies. Elicio’s AMP technology aims to enhance the education, activation and amplification of cancer-specific T cells relative to conventional immunotherapy strategies, with the goal of promoting durable cancer immunosurveillance in patients. Elicio’s ELI-002 7P lead program is an off-the-shelf immunotherapy candidate targeting the most common KRAS mutations, which drive approximately 25% of all solid tumors. Off-the-shelf immunotherapy approaches have the potential benefits of low cost, rapid commercial scale manufacturing, and rapid availability of drug to patients, especially in neo-adjuvant settings and for prophylaxis in high-risk patients, contrary to personalized immunotherapy approaches. ELI-002 7P was evaluated in the randomized Phase 2 AMPLIFY-7P trial in patients with mKRAS-positive pancreatic cancer who completed standard therapy, but remain at high risk of relapse. Based on topline results and post-hoc analyses, Elicio has refined its Phase 3 development strategy to focus on patients with lower residual disease burden and extended treatment duration. Elicio intends to initiate a Phase 1 study in metastatic PDAC designed to provide a rapid assessment of clinical activity through a focused, confirmatory study, subject to funding. Elicio plans to use the study findings to further evaluate checkpoint inhibitor combinations and help inform future development strategies in metastatic PDAC and the adjuvant PDAC Phase 3 trial. ELI-002 also has been studied in patients with mKRAS-positive colorectal cancer (“CRC”) in Phase 1 studies. In the future, Elicio plans to expand ELI-002 7P to other indications, including mKRAS positive lung cancer and other mKRAS positive cancers. Elicio’s pipeline includes additional off-the-shelf therapeutic cancer immunotherapy candidates, including ELI-007 and ELI-008, that target BRAF-driven cancers and p53 hotspot mutations, respectively. For more information, please visit www.elicio.com. Cautionary Note on Forward-Looking Statements Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding Elicio’s planned clinical programs, including the timing and outcome of planned clinical trials, including the planned Phase 1 study evaluating ELI-002 7P in combination with checkpoint inhibition in metastatic PDAC; the potential validation of the combination in a Phase 1 study; the potential of Elicio’s product candidates, including the potential of ELI-002 7P; the potential for the Phase 1 study to provide a rapid development pathway for ELI-002 7P; the potential for the Phase 1 study to inform

Elicio’s Phase 3 design in adjuvant PDAC; the potential for ELI-002-induced immune priming to synergize with other therapies to enable tumor eradication; the potential for future expansion of ELI-002 to other indications, including in mKRAS positive lung cancer and other mKRAS positive cancers; the potential benefits and effectiveness of off-the-shelf immunotherapy approaches; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Elicio undertakes no obligation to publicly update any forward- looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Elicio uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on Elicio’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, Elicio’s plans to develop and commercialize its product candidates, including ELI-002 7P; the timing of initiation of Elicio’s planned clinical trials; the timing of the availability of data from Elicio’s clinical trials; the timing of any planned investigational new drug application or new drug application; Elicio’s plans to research, develop and commercialize its current and future product candidates; and Elicio’s estimates regarding future revenue, expenses, capital requirements and need for additional financing. New factors emerge from time to time, and it is not possible for Elicio to predict all such factors, nor can Elicio assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks are more fully discussed under the heading “Risk Factors” in Elicio’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026, as updated by subsequent reports and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to Elicio as of the date of this release. Elicio does not undertake any obligation to update such forward-looking statements to reflect events or circumstances after the date of this release, except to the extent required by law. Investor Relations Contact Brian Ritchie LifeSci Advisors (212) 915-2578 britchie@lifesciadvisors.com Media Contact Michael Fitzhugh

LifeSci Communications (415) 269-7757 mfitzhugh@lifescicomms.com